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                                                              EXHIBIT 23.2

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 13, 1996, included in Billing Information Concept Corp.'s Form 10/A Amendment No. 1 (No. 0-28536) and of our reports dated November 10, 1995, included in U.S. Long Distance Corp.'s Form 10-K for the year ended September 30, 1995, which is incorporated by reference in Billing Information Concept Corp.'s Form 10/A Amendment No. 1, and to all references to our firm included in this Registration Statement.

                                   /s/ Arthur Andersen LLP

San Antonio, Texas
July 11, 1996